As filed with the Securities and Exchange Commission on December 21, 2016

Registration No. 333-209491
Registration No. 333-197331

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT FILE NO. 333-209491

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT FILE NO. 333-197331

PARNELL PHARMACEUTICALS HOLDINGS LTD
(Exact name of Registrant as specified in its charter)

Australia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Unit 4, Century Estate
476 Gardeners Road
Alexandria 2015 NSW
Australia
Tel: + 61 2 9667 4411
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Parnell Pharmaceuticals Holdings Ltd 2014 Omnibus Equity Incentive Plan
(Full title of the plan)

Robert T. Joseph
President and Chief Executive Officer
c/o Parnell, Inc.
7015 College Blvd, Level 6
Overland Park, Kansas 66211
Tel: 913-274-2100
(Name, address and telephone number, including area code, of agent for service)

copies to:
Guy P. Lander, Esq.
Carter Ledyard & Milburn LLP
Two Wall Street
New York, NY 10005
Tel:  212-238-8619
Fax:  212-732-3232

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

Parnell Pharmaceuticals Holdings Ltd (the “Company”) is filing this Post-Effective Amendment No. 1 (this “Amendment”) to its Registration Statements on Form S-8 to withdraw and remove from registration the unissued and unsold shares of the Company’s ordinary shares , no par value (the “Ordinary Shares”), issuable by the Company pursuant to the following plan (the “Plan”).

Parnell Pharmaceuticals Holdings Ltd 2014 Omnibus Equity Incentive Plan, as amended

The Plan was previously registered by the Company pursuant to the following registration statements:

•
Registration Statement on Form S-8 (File No. 333-209491), filed on February 11, 2016 and effective on February 12, 2016. This registration statement registered 1,500,000 Ordinary Shares for issuance under the Plan.

•
Registration Statement on Form S-8 (File No. 333-197331), filed on July 9, 2014 and effective on July 10, 2014. This registration statement registered 1,500,000 Ordinary Shares for issuance under the Plan.

The Company intends to file a Form 15 to terminate its duty to file reports under Section 13(a) and 15(d) of the U.S. Securities Exchange Act of 1934, as amended. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration by means of post-effective amendments any securities which remain unsold at the termination of the offering, the Company hereby amends the Registration Statements to withdraw from registration the securities registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 POS and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, on this 21st day of December, 2016.

PARNELL PHARMACEUTICALS HOLDINGS LTD

By:	/s/ Robert T. Joseph
Name:	Robert T. Joseph
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 21st day of December, 2016.

Signature	Title
/s/ Robert T. Joseph	President, Chief Executive Officer and Director
Robert T. Joseph	(Principal Executive Officer)

/s/ Brad McCarthy	Chief Financial Officer and Director
Brad McCarthy	(Principal Financial Officer)

*	Chairman and Director
Alan Bell

*: Brad McCarthy
Attorney-in-fact